Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

3 June 2025

Matter No. 1008543/110935025

852 2842 9530

Richard.Hall@conyers.com

Planet Image International Limited

No. 756 Guangfu Road

Hi-tech Development Zone

Xinyu City, Jiangxi Province

People’s Republic of China

Dear Sir/Madam,

Re:	Planet Image International Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s shelf registration statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or around the date hereof relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of a prospectus (the “Prospectus”) in connection with (1) an offering by the Company of up to an aggregate principal amount of US$100,000,000 from time to time, on a delayed or continuous basis, separately or in any combination in one or more series of (i) class A ordinary shares of par value HK$0.0001 per share of the Company (the “Class A Ordinary Shares”); (ii) debt securities that may include debt securities entitling the holders to convert or exchange, for redemption or purchase in extinguishment of debt, an amount of Class A Ordinary at the conversion or exchange price or rate a price as set out in one or more indentures (the “Debt Securities”); (iii) warrants to purchase Class A Shares as set out in in one or more warrant agreements relating to the warrants to be made between the Company and a bank, trust company, or other financial institution as warrant agent (the “Warrants”); (iv) subscription rights to purchase Class A Ordinary Shares, Debt Securities or other securities as set out in one or more subscription rights agreements to be made between the Company and one or more selling agents and/or underwriters or directly by the Company (the “Subscription Rights”); and (vi) units as set out in one or more unit agreements to be made between the Company and one or more selling agents and/or underwriters or directly by the Company consisting of any combination of Class A Ordinary Shares, Debt Securities, Warrants and/or Subscription Rights (the “Units” and together with the Debt Securities, the Warrants and the Subscription Rights, the “Non-Equity Securities” and collectively with the Class A Ordinary Shares, the “Securities”), and (2) the resale, from time to time, of up to an aggregate of 6,315,900 Class A Ordinary Shares (the “Sale Shares”) by 4eversupplies Com Inc, Catch Supplies Inc and Cozy Homie Limited (the “Selling Shareholders”), each as described in the Registration Statement (the “Offering”).

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of the following documents:

1.1	the Registration Statement;

1.2	the amended and restated memorandum and articles of association of the Company;

1.3	the resolutions in writing of all the directors of the Company dated 3 June 2025 (the “Resolutions”);

1.4	the register of members of the Company dated 3 June 2025 and certified by a director of the Company (the “Register of Members”);

1.5	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 14 May 2025 (the “Certificate Date”); and

1.6	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of each of the parties to the definitive agreements relating to the Debt Securities, Warrants, Subscription Rights and Units (the “Non-Equity Securities Agreements”) other than the Company, to enter into and perform its respective obligations under the Non-Equity Securities Agreements.

2.4	the accuracy and completeness of all factual representations made in the Non-Equity Securities Agreements, the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that on the date of allotment (where applicable) and issuance of any Securities, the Company is, and after any such allotment and issuance the Company is and will be able to, pay its liabilities as they become due;

2.8	that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association;

2.9	that the memorandum and articles of association of the Company will not be amended in any manner that would affect the opinions expressed herein;

2.10	that the Company will have sufficient authorised and unissued share capital to effect the issue of Class A Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange, or exercise of any Non-Equity Securities;

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2.11	that the form and terms of any and all Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company nor any applicable law, regulation, order or decree in the Cayman Islands;

2.12	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities or purchase any of the Sale Shares;

2.13	that all necessary corporate action will be taken to authorise and approve any issuance of the Securities, the terms of any offering thereof and related matters, and that the Non-Equity Security Agreements and any applicable supplements to the Prospectus (each, a “Prospectus Supplement”), and any other purchase, underwriting or similar agreement thereto will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.14	that upon the issue of any Class A Ordinary Shares to be sold by the Company or upon exercise of the conversion or exchangeable rights or purchase rights to the Non-Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Class A Ordinary Shares;

2.15	that the Securities to be offered and sold, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms pursuant to the applicable governing law and jurisdiction (except to the extent that we expressly opine herein on matters of Cayman Islands law);

2.16	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary direct or indirect of any sovereign entity or state;

2.17	that the issuance and sale of and payment for the Securities will be in accordance with the Non-Equity Security Agreements and any other purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the Prospectus, any post-effective amendment thereto and any Prospectus Supplement);

2.18	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission;

2.19	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Securities;

2.20	no restrictions notice (the “Restrictions Notice”) under the Companies Act (the “Act”) has been issued or will be issued with respect to or that may affect, directly or indirectly, any of the shares, interest, rights or obligations of the Company that are the subject of the transactions referred to in the Non-Equity Securities Agreements (the “Relevant Interests”);

2.21	that the Selling Shareholder will continue to be the holder of a number of Class A Ordinary Shares equal to the number of the Sale Shares;

2.22	that the Registration Statement has been declared effective by the Commission prior to, or concurrent with, the sale of the Securities pursuant to the Registration Statement; and

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2.23	that the Offering and the transactions contemplated thereunder comply with the requirements of the applicable rules of the Nasdaq Stock Market LLC.

3.	QUALIFICATIONS

3.1	The obligations of the Company in connection with any offer, issuance and sale of any Securities:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying foreign laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty;

(e)	in the case of any applicable purchase, underwriting, or similar agreement and any other agreement or document relating to the issue of the Class A Ordinary Shares, may be subject to the common law rules that damages against the Company are only available where the purchaser of the Class A Ordinary Shares rescinds such agreement; and

(f)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Securities if there are other proceedings in respect of those Securities simultaneously underway against the Company in another jurisdiction.

3.2	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company or which purports to grant exclusive jurisdiction to any courts.

3.3	Enforcement of the Non-Equity Securities Agreements to the extent they relate to the Relevant Interests may be affected or prohibited if a Restrictions Notice is issued in respect of such Relevant Interests in accordance with the Act.

3.4	We express no opinion as to the meaning, validity or effect of any references to foreign (non-Cayman Islands) statutes, rules, regulations, codes, judicial authority or any other promulgations and any references to them in the Non-Equity Securities Agreements.

3.5	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

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3.6	We have not reviewed any of the Non-Equity Securities Agreements to be issued thereunder and our opinions are qualified accordingly.

3.7	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2	When issued and paid for as contemplated in the Registration Statement, the Prospectus, any post-effective amendment thereto and any Prospectus Supplement, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.3	When issued, executed, delivered and paid for as contemplated in the Non-Equity Securities Agreements, the Registration Statement, the Prospectus, any post-effective amendment thereto and any Prospectus Supplement, the Non-Equity Securities will be validly issued and constitute the legal, valid and binding obligations of the Company in accordance with the terms thereof.

4.4	Based solely on our review of the Register of Members, the Selling Shareholders were the registered holders of 6,315,900 Class A Ordinary Shares in aggregate and such Class A Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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